UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2016

LIME ENERGY CO.

(Exact name of registrant as specified in charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102

(Address of principal executive offices)

(201) 416-2575
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events

On September 14, 2016, the Board of Directors (the “Board”) of Lime Energy Co. (the “Company”) instructed the Company’s management to prepare and file a preliminary proxy statement with respect to a proposed recapitalization comprising three steps:

•                  first, a reverse stock split of the Company’s outstanding shares of common stock, at a ratio to be determined;

•                  second, the payment of cash in lieu of fractional shares to each shareholder that would otherwise hold less than one full share of common stock, after giving effect to the reverse stock split; and

•                  third, a forward stock split of all common stock of the Company that remains outstanding after the first two steps, at a ratio reciprocal to the ratio applied in the reverse stock split.

The proposed transaction, referred to as a “reverse/forward stock split,” would be effected by the filing of amendments to the Company’s certificate of incorporation and is designed to reduce the number of record holders of Company common stock. If, for example, the ratio applied in the reverse stock split is 1-for-300, each current stockholder of the Company with less than 300 shares of Company common stock on the record date for the transaction will receive the fair value of such shares in cash in accordance with Section 155 of the Delaware General Corporation Law, and such shares will be cancelled. The proposed transaction will have no effect on the number of shares held by any stockholder that would hold at least one full share of common stock after the reverse stock split (that is, in the above example, any stockholder that holds 300 or more shares of Company common stock on the record date).

If following effectiveness of the proposed transaction, there are fewer than 300 holders of record of the Company’s common stock, the Company may deregister its common stock and cease to be a reporting company under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The Board currently intends to seek stockholder approval for reverse/forward stock splits at various ratios. The terms and contemplated timeline of the proposed transaction, including the various possible ratios contemplated by the Board and the manner of determining the fair value for fractional share interests to be cashed out in the proposed transaction, will be set forth in the preliminary proxy statement and a transaction statement on Schedule 13E-3 outlining the proposed transaction. The Company expects to pay the transaction costs and consideration for the fractional share interests from existing cash reserves.

If consummated, the proposed reverse/forward stock split will apply directly to holders of record only. Persons who hold shares of Company common stock in “street name” are encouraged to contact their bank, broker, or other nominee for information on how the proposed transaction may affect any shares of Company common stock held for their account.

The Board may abandon the proposed reverse/forward stock split at any time prior to the filing and effectiveness of the applicable amendments to the Company’s certificate of incorporation, even after stockholder approval, if the Board determines in its business judgment that such transaction is no longer in the best interests of the Company or its stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: September 16, 2016	By:	/s/ Bruce D. Torkelson
Bruce D. Torkelson
Chief Financial Officer & Treasurer